Exhibit  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements, which appears in AuGRID Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003, and the Quarterly Reports on Form 10-QSB for the periods March 31, 2004.



/s/ Henry L. Creel Co., Inc.

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Henry L. Creel Co., Inc.
Cleveland, Ohio
May 25, 2004


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